FORM OF
                     SUBSCRIPTION AGREEMENT

Sedona Corporation
649 North Lewis Road, 2nd Floor
Limerick, Pennsylvania 19468

Gentlemen:

Subject to the terms and conditions hereof, the undersigned hereby irrevocably subscribes for units (the
"Units") as specified in Appendix A at a price of $100,000 per Unit, which is payable as described in Section 3 hereof.
Each Unit consists of (i) 50,000 shares of the Common Stock, par value $.001 per share (the "Common Stock") of Sedona Corporation, a Pennsylvania corporation, and (ii) a warrant to acquire 44,444 shares of Common Stock at an exercise price of $2.25 per share (the "Warrant"). The undersigned acknowledges that the Units, if issued by the Company, will be subject to restrictions on transfer pursuant to the Securities Act, state law and this Agreement.

1. Acceptance of Subscription and Issuance of Units. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at or prior to any Closing referred to in Section 2 hereof. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue any of the Units to any person who is a resident of a jurisdiction in which the issuance of Units to him would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction (collectively referred to as the "State Securities Laws").

2. Closing. Upon receipt and acceptance by the Company hereof, a closing (the "Closing") shall promptly take place at the offices of the Company or other place as determined by the Company and the subscription proceeds received herewith shall be paid over to the Company and certificates representing the Common Stock portion of the Unit, along with Warrant certificates representing the Warrant portion of the Unit, will be delivered to the undersigned.

3. Payment for Units. Payment for the Units shall be received by the Company from the undersigned by cash, wire transfer, cashier's check, bank draft or postal money order payable in United States dollars, in an amount as set forth in Appendix A hereto upon execution of this Subscription Agreement. The Company shall deliver or arrange for delivery of certificates representing the Common Stock portion of the Unit, along with Warrant certificates representing the Warrant portion of the Unit, sold to the undersigned at Closing.

4.   Additional Shares of Common Stock.   The Company agrees
to issue additional shares of Common Stock to the undersigned in accordance with the following provisions: On the date that is six (6) months from the date of Closing, the Company will compute the average closing price of the Common Stock for the prior twenty (20) trading days (the "Average Closing Price"). In the event that the Average Closing Price is less than $2.00 per share, the Company will then issue additional shares of Common Stock to the undersigned such that the additional shares of Common Stock, when added to the original number of shares of Common Stock acquired by the undersigned through the purchase of the Units hereunder, and then multiplied by the Average Closing Price will equal dollar amount indicated in Appendix A. Notwithstanding the foregoing, for purposes of determining the number of additional shares of Common Stock to be issued to the undersigned, if any, the Average Closing Price shall never be lower than $1.50. To the extent that the actual Average Closing Price is below $1.50, for purposes of computing the number of additional shares of Common Stock to be issued to the undersigned, the Average Closing Price shall be deemed to be $1.50.

5.   Registration Rights.      In connection with the issuance
of the Units, the Company will include the shares of the Common Stock portion of the Units, along with the shares of Common Stock underlying the Warrant, on a pre-effective amendment to its registration statement on Form S-3 (File No. 333-71457) which was filed with the United States Securities and Exchange Commission on January 29, 1999. The Company will use its reasonable best efforts to cause such registration statement to be declared effective within thirty (30) days of the Closing.

6. The Warrants. The following is a description of the Warrant component of the Unit:

     a. The Warrants are exercisable at any time at an exercise price of $2.25 per share. The Warrants expire on March 15, 2002. The Warrants provides the Company with a call provision such that the Warrant may be called (and thereby redeemed by the Company) at an increasing stock price of $6.00 for the first third of the Warrant, $8.00 for the second third of the Warrant and $10.00 for the final third of the Warrants. . In the event the Company elects to call for the exercise of any of the Warrants, the holder shall have up to 30 days to exercise those Warrants that are subject to the call, after which time any such 'called' Warrants, if not exercised, will become canceled on the books of the Company. A form of the Warrants is attached to this Subscription Agreement as Appendix B. The undersigned is directed to the form of Warrants for a more complete description of the terms thereof.

7. Representations and Warranties of the Company. As of a Closing, the Company represents and warrants to the undersigned that:

     (a) The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted;

     (b) The Company has duly authorized the issuance and sale of the Units upon the terms of their offer by all requisite corporate action.

     (c) The Common Stock portion of the Unit, and the Common Stock issued in connection with the exercise of the Warrant, if any, when issued and paid for, will represent validly authorized, duly issued and fully paid and nonassessable shares of Common Stock, and the issuance thereof will not conflict with the Company's Articles of Incorporation or Bylaws nor with any outstanding warrant, option, call, preemptive right or commitment of any type relating to the Company's capital stock.

     (d) No representation or warranty by the Company in this Agreement, and no statement by an officer of the Company contained in any document, certificate or other writing furnished to the undersigned in connection with the transactions contemplated hereby, when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements herein or therein not misleading in light of the circumstances in which they are made.

8.   Representations, Warranties and Covenants of the
Undersigned. The undersigned hereby represents and warrants to and covenants with the Company and each officer, director, and agent of the Company that:

(a)    General

     (i) The undersigned has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by the undersigned hereunder; and

     (ii) The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Units as an agent or otherwise for any other person.

(b)  Information Concerning the Company

     (i) The undersigned has received or has had access to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and its Quarterly Reports on Form 10-Q for the three months ended March 31, 1999 and for the three and six months ended June 30, 1999 and Definitive Proxy Materials. The undersigned has not been furnished any offering literature other than the foregoing and has relied only on the information contained therein.

     (ii) The undersigned has been given the opportunity to ask questions and to obtain any information necessary to make an informed investment decision with respect to the Units and has been furnished all such information so requested.

     (iii) The undersigned understands that, unless he notifies the Company in writing to the contrary at or before Closing, all the undersigned's representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of Closing, taking into account all information received by the undersigned.

     (iv) The undersigned understands that the purchase of the Units involves elements of substantial risks.

     (v) The undersigned understands that no federal or state agency has passed upon the Units or made any finding or determination concerning the fairness or advisability of this investment.

     (vi) The undersigned understands that estimates, projections and certain other information are forward looking statements which, by their nature, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such projections or goals will be attained.

(c)  Status of Undersigned

     (i) The undersigned has such knowledge, skill and experience in business, financial and investment matters so that he is capable of evaluating the merits and risks of an investment in the Units. To the extent necessary, the undersigned has retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning the Units.

     (ii) The undersigned is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Units. The undersigned acknowledges that he has completed the Confidential Purchase Questionnaire and Accredited Investor Certificate which are attached as Appendix C and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date hereof.

(d)  Transfer Restrictions

     (i) The undersigned is acquiring the Units solely for his own beneficial account, for investment purposes, and not with a view to, any distribution of the Units. The undersigned understands that the Units, when issued, were not registered under the Securities Act nor any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

     (ii) The undersigned understands that the Units are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "Commission") provide in substance that the undersigned may dispose of the Units (or any portion of the Units) only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

     (iii) The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon this private placement at any time prior to the completion of the offering and to return the previously paid subscription price of the Units without deduction or interest thereon, to the respective subscribers.

     (iv) The undersigned has not used any person as a "Purchaser Representative" within the meaning of Regulation D to represent it in determining whether it should purchase the Units.

     (v) The undersigned agrees and covenants to execute such further agreements, instrument or documents as the Company may in its discretion deem necessary or desirable.

9. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the number of Units specified herein and of the Company to sell the Units are subject to the satisfaction at or prior to a Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 4 hereof and of the undersigned contained in Section 5 hereof shall be true and correct on and as of Closing in all respects with the same effect as though such representations and warranties had been made on and as of the date of Closing.

10. Obligations Irrevocable. The obligations of the undersigned hereunder shall be irrevocable, except with the consent of the Company.

11.  Legend.

     (a) Each certificate representing the Common Stock portion of the Unit along with each Warrant certificate representing the Warrant portion of the Unit (sold pursuant to this Agreement) will be imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED."

     (b) Each such certificate shall also bear such other legends as may be required by the applicable State Securities
Laws.

12. Brokers. Subscriber has not entered into any agreement to pay any broker's or finder's fee to any Person with respect to this Agreement or the transactions contemplated hereby.

13. Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

14. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

16. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

18. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

     (a)  If to the Company, to it at the following address:

Sedona Corporation
649 North Lewis Road, 2nd Floor
Limerick, Pennsylvania 19468
Attn: Chief Financial Officer

     (b) If to the undersigned, to him at the address set forth on the signature page hereto;

or at such other address as either party shall have specified by notice in writing to the other.

19. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

20. Survival. All representations, warranties and covenants contained in this Agreement shall survive (i) the acceptance of the subscription by the Company, (ii) changes in the transactions, documents and instruments which are not material or which are to the benefit of the undersigned, and (iii) the death or disability of the undersigned.

21. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to a Closing of the purchase of the Shares pursuant to this Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Agreement to be false or incorrect.

IN WITNESS WHEREOF, the undersigned has executed this
Subscription Agreement this            day of

          1999.


INVESTOR:



Signature



Print Name



Number and Street



City, State and Zip



Subscriber's Social Security
or Tax Identification Number



Signature of Co-owner if applicable

If Joint Ownership, check one (all parties must sign above):

( )  Joint Tenants with                ( )  Tenants in Common
Right of Survivorship
( )  Community Property

If Fiduciary or Corporation, check one:

( )  Trust           ( )  Estate        ( )  Power of Attorney
( )  Corporation

                            SEDONA CORPORATION

Subscription accepted as of the _______
day of ____________, 1999.

By:

     Marco Emrich, President

                           APPENDIX A

               CONSIDERATION TO BE DELIVERED


Number of Units                              Amount to be Paid

                                   $

                           Appendix B
                      Form of the Warrants


Number: WCXXXX_____
  **XX,XXX**  Shares

                       SEDONA CORPORATION
Incorporated under the laws of the Commonwealth of Pennsylvania

                 COMMON STOCK PURCHASE WARRANTS

This Certifies that ___________________ (the "holder") is the owner of XX,XXX Common Stock Purchase Warrants (the "Warrants"), each Warrant giving the holder the right to purchase one (1) fully paid and non-assessable share of Common Stock, $.001 par value, of SEDONA Corporation (the "Company") at any time through March 15, 2002, (the "expiration date") at an exercise price of $2.25 per Warrant. These Warrants provide the Company with a call provision such that these Warrants may be called (and thereby redeemed by the Company) at an increasing stock price of $6.00 for the first third of the Warrants, $8.00 for the second third of the Warrants and $10.00 for the final third of the Warrants.

In the event the Company elects to call for the exercise of any of the warrants, the holder shall have up to 30 days to exercise those warrants that are subject to the call, after which time any such 'called' warrants, if not exercised, will become canceled on the books of the Company.

As of Midnight of the exercise date, any unexercised Warrants issued herein will automatically and without notice terminate and become null and void, unless extended by action of the Board of Directors. Any exercise of these Warrants shall be in writing, addressed to the Secretary of the Corporation at its principal place of business, using the form attached hereto, and shall be accompanied by payment in full by check.

In the event, at the time of exercise of the Warrants, there does not exist a Registration Statement on an appropriate Form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall be current with respect to the underlying shares being purchased, and in the opinion of counsel to the Company such underlying shares will upon issuance be "restricted" securities within the meaning of Rule 144 under the Act, you will represent and warrant to the Company (i) that, upon exercise of the Warrants, you are purchasing the underlying shares for investment only and not with a view to the resale or distribution thereof and (ii) that any subsequent resale or distribution of any such underlying shares shall be made either pursuant to (x) a Registration Statement on an appropriate Form under the Act, which Registration Statement shall have become effective and shall be current with respect to the underlying shares being sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sales of such underlying shares, obtain a favorable written opinion from counsel for, or approved by the Company, as to the applicability of such exemption.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its authorized officers, and its Corporate Seal, to be hereunto affixed this __th day of ______, 1999.


       __________________________________________________
                       Secretary/President
                     (Apply Corporate Seal)

                         APPENDIX C

             CONFIDENTIAL PURCHASER QUESTIONNAIRE

                    SEDONA CORPORATION
               (A Pennsylvania corporation)

Sedona Corporation
649 North Lewis Road, 2nd Floor
Limerick, Pennsylvania 19468

Gentlemen:

The information contained herein is being furnished to you in order for you to determine whether the undersigned's Subscription Agreement to purchase Units ("Units") consisting of (i) shares of the Common Stock, par value $.001 per share (the "Common Stock") of Sedona Corporation, a Pennsylvania corporation, and (ii) warrants to acquire shares of Common Stock at an exercise price of $2.25 per share from SEDONA CORPORATION (the "Company"), may be accepted by you in light of the requirements of Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation D promulgated thereunder, and an exemption contained in the securities laws of certain states. The undersigned prospective investor (the "Investor") understands that the information is needed in order to satisfy various suitability requirements, including the requirement that you must have reasonable grounds to believe that the Investor is an "Accredited Investor," as defined in Rule 501 of Regulation D (which in the case of a partnership investor, requires each partner to be an Accredited Investor), and that the Investor has knowledge and experience in financial and business affairs such that the Investor is capable of evaluating the merits and risks of the proposed investment. The Investor understands that (a) you will rely on the information contained herein for purposes of such determination, (b) the Units distributed in connection therewith are issued under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Regulation D promulgated thereunder and under the securities laws of any state in reliance upon a similar exemption and (d) this Questionnaire is not an offer of Shares or any other securities.

The Investor understands that, although this Questionnaire and the responses provided herein will be kept confidential, you may need to present it to such parties as you deem advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished:

(Please answer all questions. If the answer to any question is "None" or "Not Applicable," please so state. Each partner of a partnership Investor must submit a completed
Questionnaire.)

Full Name:

Age:

Occupation:

Citizenship:

Number of Dependents:

Residential Address:



Street
Telephone


City                State
 Zip Code

Business Address:



Firm Name



Street
Telephone


City                State
 Zip Code

     Please indicate your preferred mailing address:

     (  )  Residential   (  )  Business

          1. (a) Was your individual net income (that is, not including the income of your spouse) in excess of $200,000 in 1997 and 1998?

Yes _______    No_______

          (b) Do you anticipate that your individual net income will exceed $200,000 in 1999?

Yes _______    No_______

          (c) Was your joint income (that is, including your income and the income of your spouse) in excess of $300,000 in 1997 and 1998?

Yes _______    No_______

          (d) Do you anticipate that your joint income will exceed $300,000 in 1999?

Yes _______    No_______

     2. Is your current net worth (including your primary residence) in excess of $1,000,000?

Yes _______    No_______

     3.   Please describe your experience as an investor
(including amount invested) in securities, particularly investments in nonmarketable and tax-incentive securities such as real estate, equipment leasing, or oil and gas.

     4. Have you invested in other private placements of securities?

Yes _______    No_______

If yes, please list and describe:


I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and the Investor represents and warrants to the Company as follows:

          (i) The answers to the above questions are complete and correct and may be relied upon by the Company in determining whether the Investor is an Accredited Investor and whether the offering is exempt from registration under the Act, and any other exemption provided by applicable state securities law;

          (ii) I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of the Shares; and

          (iii) I have sufficient knowledge and experience in financial matters to evaluate the merits and risks of the prospective investment, and am able to bear the economic risk of the investment and currently could afford a complete loss of such investment.


IN WITNESS WHEREOF, the Investor has executed this Confidential Purchaser Questionnaire this _____ day of
_____________, 1999, and declares that it is truthful and correct.

(Check One)

____ Individual(s)*           X
Signature of Prospective Investor

____ Trust**
Print Investor Name
and Title (if applicable)

____ Partnership ***               X
Signature of Prospective Co-Investor

____ Corporation ****
Print Co-Investor Name
and Title (if applicable)
__________________

         *  For unmarried individuals, please provide a signed
Confidential Purchaser Questionnaire for each individual.

         ** If a custodian, trustee or agent, please include trust, agency or other agreement and a certificate authorizing investment and as to legal existence of the trust.

         ***   If a partnership, please provide a certified
copy of partnership agreement and any amendments. If a limited partnership, please provide, in addition, a certificate of limited partnership as currently in effect.

         **** If a corporation, please include articles of incorporation and bylaws as amended and currently in effect, certified corporate resolution or other document authorizing investment, certificate of incumbency of officers and certified or audited financial statements for the preceding three fiscal years.

              ACCREDITED INVESTOR CERTIFICATE

The undersigned Investor hereby certifies that he is an Accredited Investor as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933 (the "Act"). The specific category(s) of Accredited Investor applicable to the undersigned is checked below.

           _____           a.   an individual whose individual
net worth, or joint net worth with that individual's spouse, exceeds $1,000,000 (including the value of homes, home furnishings and personal automobiles);

           _____           b.   an individual who had an
individual income in excess of $200,000 in 1997 and 1998 or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in 1999. For purposes of this offering, individual income shall equal adjusted gross income, as reported in the investor's federal income tax return, less any income attributable to a spouse or to property owned by the spouse, and as may be further adjusted in accordance with the rules, regulations, and releases of the Commission;

           _____           c.   a bank as defined in Section
3(a)(2) of the Securities Act of 1933, as amended (the "Act"), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

           _____           d.   a private business development
company as defined in Section 202(a)(22) of the Investment
Advisers Act of 1940;

           _____           e.   an organization described in
Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

           _____           f.   an individual who is a
director or executive officer of the Company; or

           _____           g.   an entity in which all of the
equity owners are accredited investors as set forth above.

IN WITNESS WHEREOF, the undersigned has executed this
Accredited Investor Certificate this            day of
                          , 1999.


Signature



Printed Name